                                                        (WLRK Draft -- 10/13/94)




                                                                     EXHIBIT 4.1





                            TRANSAMERICA CORPORATION


                                      AND


                      THE FIRST NATIONAL BANK OF CHICAGO,


                                   AS TRUSTEE



                                  -------------


                                   INDENTURE

                      Dated as of ______________ __, 1994



                                  ------------



                         Junior Subordinated Debentures

                             CROSS-REFERENCE TABLE




     Section of
Trust Indenture Act                              Section of
of 1939, as amended                               Indenture
- -------------------                              ----------
310(a)........................................      7.09
310(b)........................................      7.08
                                                    7.10
310(c)........................................      Inapplicable
311(a)........................................      7.13(a)
311(b)........................................      7.13(b)
311(c)........................................      Inapplicable
312(a)........................................      5.01
                                                    5.02(a)
312(b)........................................      5.02(b)
312(c)........................................      5.02(c)
313(a)........................................      5.04(a)
313(b)........................................      5.04(b)
313(c)........................................      5.04(a)
                                                    5.04(b)
313(d)........................................      5.04(c)
314(a)........................................      5.03
314(b)........................................      Inapplicable
314(c)........................................      13.06
314(d)........................................      Inapplicable
314(e)........................................      13.06
314(f)........................................      Inapplicable
315(a)........................................      7.01(a)
                                                    7.02
315(b)........................................      6.07
315(c)........................................      7.01
315(d)........................................      7.01(b)
                                                    7.01(c)
315(e)........................................      6.08
316(a)........................................      6.06
                                                    8.04
316(b)........................................      6.04
316(c)........................................      8.01
317(a)........................................      6.02
317(b)........................................      4.04
318(a)........................................      13.08

                      TABLE OF CONTENTS*
                                                           Page
                                                           ----
PARTIES..................................................    1

                           RECITALS:

Purpose of Indenture.....................................    1
Compliance with legal requirements.......................    1
Purpose of and consideration for Indenture...............    1

                          ARTICLE ONE
                          DEFINITIONS

SECTION 1.01.  Certain terms defined; other terms
               defined in the Trust Indenture Act
               of 1939, as amended, or by refer-
               ence therein in the Securities Act
               of 1933, as amended, to have the
               meanings assigned therein.................    2
               Authenticating Agent......................    2
               Board of Directors........................    2
               Board Resolution..........................    3
               Business day..............................    3
               Certificate...............................    3
               Corporate Trust Office....................    3
               Company...................................    3
               Debenture or Debentures...................    3
               Debentureholder...........................    3
               Default...................................    3
               Depository................................    4
               Event of Default..........................    4
               Global Debenture..........................    4
               Governmental Obligations..................    4
               Guarantee.................................    5
               Indenture.................................    5
               Interest Payment Date.....................    5
               Limited Partnership Agreement.............    5
               Officers' Certificate.....................    5
               Opinion of Counsel........................    5
               Outstanding...............................    6
               Predecessor Debenture.....................    6
               Responsible Officer.......................    7
               Senior Indebtedness.......................    7
               Subsidiary................................    7
               Transamerica Delaware.....................    7
               Trustee...................................    7
               Trust Indenture Act.......................    8

- -----------------
* This Table of Contents does not constitute part of the Indenture and should not have any bearing upon the inter-pretation of any of its terms or provisions.

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                          ARTICLE TWO
      ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION
                  AND EXCHANGE OF DEBENTURES

SECTION 2.01.  Designation, terms, amount, authen-
               tication and delivery of Debentures.......    8

SECTION 2.02.  Form of Debentures and Trustee's
               certificate...............................   10

SECTION 2.03.  Date and denominations of Debentures,
               and provisions for payment of prin-
               cipal, premium and interest...............   10

SECTION 2.04.  Execution of Debentures...................   12

SECTION 2.05.  Exchange of Debentures....................   13

               (a)  Registration and transfer of
                    Debentures...........................   13

               (b)  Debentures to be accompanied by
                    proper instruments of transfer.......   14

               (c)  Charges upon exchange, transfer
                    or registration of Debentures........   14

               (d)  Restrictions on transfer or
                    exchange at time of redemption.......   14

SECTION 2.06.  Temporary Debentures......................   15

SECTION 2.07.  Mutilated, destroyed, lost or stolen
               Debentures................................   15

SECTION 2.08.  Cancellation of surrendered Debentures....   16

SECTION 2.09.  Provisions of Indenture and Debentures
               for sole benefit of parties and Deben-
               tureholders...............................   17

SECTION 2.10.  Appointment of Authenticating Agent.......   17

SECTION 2.11.  Global Debenture..........................   18

               (a)  Authentication and Delivery;
                    Legend...............................   18

               (b)  Transfer of Global Debenture.........   18

               (c)  Issuance of Debentures in
                    definitive form......................   18

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                         ARTICLE THREE
     REDEMPTION OF DEBENTURES AND SINKING FUND PROVISIONS

SECTION 3.01.  Redemption of Debentures..................   19

SECTION 3.02.  (a)  Notice of redemption.................   19

               (b)  Selection of Debentures in case
                    less than all Debentures to be
                    redeemed.............................   20

SECTION 3.03.  (a)  When Debentures called for
                    redemption become due and
                    payable..............................   21

               (b)  Receipt of new Debenture upon
                    partial payment......................   21

SECTION 3.04.  Sinking Fund for Debentures...............   21

SECTION 3.05.  Satisfaction of Sinking Fund Payments
               with Debentures...........................   22

SECTION 3.06.  Redemption of Debentures for Sinking
               Fund......................................   22

                         ARTICLE FOUR
             PARTICULAR COVENANTS OF THE COMPANY

SECTION 4.01.  Payment of principal of (and premium,
               if any) and interest on Debentures........   22

SECTION 4.02.  Maintenance of office or agency for
               payment of Debentures, designation
               of office or agency for payment,
               registration, transfer and exchange
               of Debentures.............................   23

SECTION 4.03.  (a)  Duties of paying agent...............   23

               (b)  Company as paying agent..............   24

               (c)  Holding sums in trust................   24

SECTION 4.04.  Appointment to fill vacancy in
               office of Trustee.........................   24

SECTION 4.05.  Restriction on consolidation,
               merger or sale............................   24

SECTION 4.06.  Covenants as to Transamerica Delaware.....   24

SECTION 4.07.  Restriction on dividends and payments.....   25

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                         ARTICLE FIVE
      DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY
                        AND THE TRUSTEE

SECTION 5.01.  Company to furnish Trustee informa-
               tion as to names and addresses of
               Debentureholders..........................   25

SECTION 5.02.  (a)  Trustee to preserve information
                    as to names and addresses of
                    Debentureholders received by it
                    in capacity of paying agent..........   26

               (b)  Trustee may destroy list of
                    Debentureholders on certain
                    conditions...........................   26

               (c)  Trustee to make information
                    as to names and addresses of
                    Debentureholders available
                    to "applicants" or mail com-
                    munications to Debenturehold-
                    ers in certain circumstances.........   26

               (d)  Procedure if Trustee elects
                    not to make information
                    available to applicants..............   26

               (e)  Company and Trustee not
                    accountable for disclosure
                    of information.......................   27

SECTION 5.03.  (a)  Annual and other reports to
                    be filed by Company with
                    Trustee..............................   27

               (b)  Additional information and
                    reports to be filed with
                    Trustee and Securities and
                    Exchange Commission..................   28

               (c)  Summaries of information and
                    reports to be transmitted by
                    Company to Debentureholders..........   28

               (d)  Annual Certificate to be fur-
                    nished to Trustee....................   28

SECTION 5.04.  (a)  Trustee to transmit annual
                    report to Debentureholders...........   28

               (b)  Trustee to transmit certain
                    further reports to Debenture-
                    holders..............................   29

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               (c)  Copies of reports to be filed
                    with stock exchanges and Secu-
                    rities and Exchange Commission.......   30

                          ARTICLE SIX
         REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                      ON EVENT OF DEFAULT

SECTION 6.01.  (a)  Events of Default defined............   30

               (b)  Acceleration of maturity upon
                    Event of Default.....................   32

               (c)  Waiver of default and rescission
                    of declaration of maturity...........   32

               (d)  Restoration of former position
                    and rights upon curing default.......   32

SECTION 6.02.  (a)  Covenant of Company to pay to
                    Trustee whole amount due on
                    Debentures on default in pay-
                    ment of interest or principal
                    (and premium, if any)................   33

               (b)  Trustee may recover judgment
                    for whole amount due on Deben-
                    tures on failure of Company to
                    pay..................................   33

               (c)  Filing of proof of claim by
                    Trustee in bankruptcy, reorgani-
                    zation or receivership proceeding....   33

               (d)  Rights of action and of assert-
                    ing claims may be enforced by
                    Trustee without possession of
                    Debentures...........................   34

SECTION 6.03.  Application of moneys collected by
               Trustee...................................   35

SECTION 6.04.  Limitation on suits by holders of
               of Debentures.............................   35

SECTION 6.05.  (a)  Remedies cumulative..................   36

               (b)  Delay or omission in exercise
                    of rights not waiver of default......   36

SECTION 6.06.  Rights of holders of majority in
               principal amount of Debentures to
               direct Trustee and to waive defaults......   36

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SECTION 6.07.  Trustee to give notice of defaults
               known to it, but may withhold in
               certain circumstances.....................   37

SECTION 6.08.  Requirements of an undertaking to
               pay costs in certain suits under
               Indenture or against Trustee..............   38

                         ARTICLE SEVEN
                    CONCERNING THE TRUSTEE

SECTION 7.01.  (a)  Upon Event of Default occurring
                    and continuing, Trustee shall
                    exercise powers vested in it,
                    and use same degree of care
                    and skill in their exercise,
                    as prudent individual would
                    use..................................   38

               (b)  Trustee not relieved from lia-
                    bility for negligence or willful
                    misconduct except as provided in
                    this section.........................   39

                    (1)  Prior to Event of Default
                         and after the curing of
                         all Events of Default which
                         may have occurred...............   39

                         (i)  Trustee not liable
                              except for performance
                              of duties specifically
                              set forth..................   39

                        (ii)  In absence of bad faith,
                              Trustee may conclusively
                              rely on certificates or
                              opinions furnished it
                              hereunder, subject to
                              duty to examine the same
                              if specifically required
                              to be furnished to it......   39

                    (2)  Trustee not liable for error
                         of judgment made in good
                         faith by Responsible Officer
                         unless Trustee negligent........   39

                    (3)  Trustee not liable for action
                         or non-action in accordance
                         with direction of holders of
                         majority in principal amount
                         of Debentures...................   39

                    (4)  Trustee need not expend own
                         funds without adequate in-
                         demnity.........................   40

SECTION 7.02.  Subject to provisions of Section 7.01:

               (a)  Trustee may rely on documents
                    believed genuine and properly
                    signed or presented..................   40

               (b)  Sufficient evidence by certain
                    instruments provided for.............   40

               (c)  Trustee may consult with counsel
                    and act on advice or Opinion of
                    Counsel..............................   40

               (d)  Trustee may require indemnity
                    from Debentureholders................   40

               (e)  Trustee not liable for actions
                    in good faith believed to be
                    authorized...........................   41

               (f)  Prior to Event of Default, Trustee
                    not bound to investigate facts or
                    matters stated in certificates,
                    etc., unless requested in writing
                    by Debentureholders..................   41

               (g)  Trustee may perform duties directly
                    or through agents or attorneys.......   41

SECTION 7.03.  (a)  Trustee not liable for recitals
                    in Indenture or in Debentures........   41

               (b)  No representations by Trustee as
                    to validity or Indenture or of
                    Debentures...........................   41

               (c)  Trustee not accountable for use
                    of Debentures or proceeds............   41

SECTION 7.04.  Trustee, paying agent or Debenture
               Registrar may own Debentures..............   42

SECTION 7.05.  Moneys received by Trustee to be held
               in trust without interest.................   42

SECTION 7.06.  (a)  Trustee entitled to compensation,
                    reimbursement and indemnity..........   42

               (b)  Obligations to Trustee to be
                    secured by lien prior to Deben-
                    tures................................   42

SECTION 7.07.  Right of Trustee to rely on certifi-
               cate of officers of Company where no
               other evidence specifically prescribed....   43

SECTION 7.08.  (a)  Trustee acquiring conflicting
                    interest to eliminate conflict
                    or resign............................   43

               (b)  Notice to Debentureholders in
                    case of failure to comply with
                    subsection (a).......................   43

               (c)  Definition of conflicting
                    interest.............................   43

               (d)  Definition of certain terms..........   47

               (e)  Calculation of percentages of
                    Debentures...........................   48

               (f)  Trustee resignation not required
                    under certain circumstances..........   50

SECTION 7.09.  Requirements for eligibility of
               Trustee...................................   50

SECTION 7.10.  (a)  Resignation of Trustee and
                    appointment of successor.............   51

               (b)  Removal of Trustee by Company
                    or by court on Debentureholders'
                    application..........................   51

               (c)  Removal of Trustee by holders
                    of majority in principal amount
                    of Debentures........................   52

               (d)  Time when resignation or removal
                    of Trustee effective.................   52

               (e)  One Trustee for each series..........   52

SECTION 7.11.  (a)  Acceptance by successor to
                    Trustee..............................   52

               (b)  Trustee with respect to less
                    than all series......................   52

               (c)  Company to confirm Trustee's
                    rights...............................   53

               (d)  Successor Trustee to be qualified....   53

               (e)  Notice of succession.................   54

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SECTION 7.12.  Successor to Trustee by merger, con-
               solidation or succession to business......   54

SECTION 7.13.  (a)  Limitations on rights of Trustee
                    as a creditor to obtain payment
                    of certain claims within four
                    months prior to default or dur-
                    ing default, or to realize on
                    property as such creditor there-
                    after................................   54

               (b)  Certain creditor relationships
                    excluded.............................   57

               (c)  Definition of certain terms..........   58

                         ARTICLE EIGHT
                CONCERNING THE DEBENTUREHOLDERS

SECTION 8.01.  Evidence of action by Debenture-
               holders...................................   59

SECTION 8.02.  Proof of execution of instruments
               and of holding of Debentures..............   59

SECTION 8.03.  Who may be deemed owners of
               Debentures................................   60

SECTION 8.04.  Debentures owned by Company or
               controlled or controlling companies
               disregarded for certain purposes..........   60

SECTION 8.05.  Instruments executed by Debenture-
               holders bind future holders...............   61

                         ARTICLE NINE
                    SUPPLEMENTAL INDENTURES

SECTION 9.01.  Purposes for which supplemental
               indenture may be entered into with-
               out consent of Debentureholders...........   61

SECTION 9.02.  Modification of Indenture with
               consent of Debentureholders...............   63

SECTION 9.03.  Effect of supplemental indentures.........   64

SECTION 9.04.  Debentures may bear notation of
               changes by supplemental indentures........   64

SECTION 9.05.  Opinion of Counsel........................   64

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                          ARTICLE TEN
                CONSOLIDATION, MERGER AND SALE

SECTION 10.01. Consolidations or mergers of Company
               and sales or conveyances of property
               of Company permitted......................   64

SECTION 10.02. (a)  Rights and duties of successor
                    company..............................   65

               (b)  Appropriate changes may be
                    made in phraseology and form
                    of Debentures........................   66

               (c)  Company may consolidate or
                    merge into itself or acquire
                    properties of other corpora-
                    tions................................   66

SECTION 10.03. Opinion of Counsel........................   66

                        ARTICLE ELEVEN
           SATISFACTION AND DISCHARGE OF INDENTURE;
                       UNCLAIMED MONEYS

SECTION 11.01. Satisfaction and discharge of
               Indenture.................................   66

SECTION 11.02. Discharge of Company's Obligations........   67

SECTION 11.03. Application by Trustee of funds
               deposited for payment of Debentures.......   67

SECTION 11.04. Repayment of moneys held by paying
               agent.....................................   67

SECTION 11.05. Repayment of moneys held by Trustee.......   68

                        ARTICLE TWELVE
           IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                    OFFICERS AND DIRECTORS

SECTION 12.01. Incorporators, stockholders, officers
               and directors of Company exempt from
               individual liability......................   68

                       ARTICLE THIRTEEN
                   MISCELLANEOUS PROVISIONS

SECTION 13.01. Successors and assigns of Company
               bound by Indenture........................   69

SECTION 13.02. Acts of board, committee or officer
               of successor company valid................   69

SECTION 13.03. Surrender of powers by Company............   69

SECTION 13.04. Required notices or demands may be
               served by mail............................   69

SECTION 13.05. Indenture and Debentures to be con-
               strued in accordance with laws of
               the State of New York.....................   69

SECTION 13.06. (a)  Officers' Certificate and
                    Opinion of Counsel to be fur-
                    nished upon applications or
                    demands by Company...................   70

               (b)  Statements to be included in
                    each certificate or opinion with
                    respect to compliance with condi-
                    tion or covenant.....................   70

SECTION 13.07. Payments due on Sundays or holidays.......   70

SECTION 13.08. Provisions required by Trust Inden-
               ture Act of 1939 to control...............   70

SECTION 13.09. Indenture may be executed in coun-
               terparts..................................   70

SECTION 13.10. Separability of Indenture provisions......   71

SECTION 13.11. Assignment by Company to subsidiary.......   71

                       ARTICLE FOURTEEN
                  SUBORDINATION OF DEBENTURES

SECTION 14.01. Agreement of Subordination................   71

SECTION 14.02. Limitations on payments to Deben-
               tureholders...............................   71

SECTION 14.03. Payments in bankruptcy....................   72

SECTION 14.04. Subrogation of Debentures.................   74

SECTION 14.05. Authorization by Debentureholders.........   75

SECTION 14.06. Notice to Trustee.........................   75

SECTION 14.07. Trustee's relation to Senior
               Indebtedness..............................   76

SECTION 14.08. Acts of holders of Senior
               Indebtedness..............................   76

ACCEPTANCE OF TRUST BY TRUSTEE...........................   77

TESTIMONIUM..............................................   78

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SIGNATURES AND SEALS.....................................   78

ACKNOWLEDGMENTS..........................................   79

          THIS INDENTURE, dated as of the_______day of__________, 1994, between Transamerica Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and The First National Bank of Chicago, a national banking association as trustee (hereinafter sometimes referred to as the "Trust-ee"):

          WHEREAS, for its lawful corporate purposes, the Com-pany has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debentures (hereinafter referred to as the "Debentures"), in an unlimited aggregate principal amount to be issued from time to time in one or more series as in this Indenture provided, as registered Debentures without coupons, to be authenticated by the certifi-cate of the Trustee;

          WHEREAS, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and deliv-ered, the Company has duly authorized the execution of this Indenture;

          WHEREAS, the Debentures and the certificate of authentication to be borne by the Debentures (the "Certificate of Authentication") are to be substantially in such forms as may be approved by the Board of Directors (as defined below) or set forth in any indenture supplemental to this Indenture;

          AND WHEREAS, all acts and things necessary to make the Debentures issued pursuant hereto, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obliga-tions of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed or will be done and performed prior to the issu-ance of such Debentures, and the execution of this Indenture has been and the issuance hereunder of the Debentures has been or will be prior to issuance in all respects duly authorized, and the Company, in the exercise of the legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Debentures;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That in order to declare the terms and conditions upon which the Debentures are and are to be authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Debentures by the holders thereof and of the sum of one dollar ($1.00) to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate ben-efit (subject to the provisions of this Indenture) of the respective holders from time to time of the Debentures, without any discrimination, preference or priority of any one Debenture over any other by reason of priority in the time of issue, sale or negotiation thereof, or otherwise, except as provided here-in, as follows:


                          ARTICLE ONE
                          Definitions

          SECTION 1.01. The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture, any resolution of the Board of Directors of the Com-pany and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference in such Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context oth-erwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

Authenticating Agent:

The term "Authenticating Agent" means an authenticating agent with respect to all or any of the series of Debentures, as the case may be, appointed with respect to all or any series of the Debentures, as the case may be, by the Trustee pursuant to Sec-tion 2.10.

Board of Directors:

The term "Board of Directors" shall mean the Board of Directors of the Company, or an Executive or Special Committee of such Board.

Board Resolution:

The term "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certifica-tion.

Business day:

The term "business day", with respect to any series of Deben-tures, shall mean any day other than a day on which banking institutions in the Borough of Manhattan, the City and State of New York, are authorized or obligated by law or executive order to close.

Certificate:

The term "Certificate" shall mean a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company. The Certifi-cate need not comply with the provisions of Section 13.06.

Corporate Trust Office:

The term "Corporate Trust Office" shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Indenture is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126,
Attention:  Corporate Trust Services Division.

Company:

The term "Company" shall mean Transamerica Corporation, a cor-poration duly organized and existing under the laws of the State of Delaware, and, subject to the provisions of Article
Ten, shall also include its successors and assigns.

Debenture or Debentures:

The term "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

Debentureholder:

The term "Debentureholder", "holder of Debentures", "registered holder", or other similar term, shall mean the person or per-sons in whose name or names a particular Debenture shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

Default:

The term "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

Depository:

The term "Depository" shall mean, with respect to Debentures of any series, for which the Company shall determine that such Debentures will be issued as a Global Debenture, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Securi-ties Exchange Act of 1934, as amended (the "Exchange Act"), or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section
2.01 or 2.11.

Event of Default:

The term "Event of Default" with respect to Debentures of a particular series shall mean any event specified in Section
6.01, continued for the period of time, if any, therein desig-nated.

Global Debenture:

The term "Global Debenture" shall mean, with respect to any series of Debentures, a Debenture executed by the Company and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depository or its nominee.

Governmental Obligations:

The term, "Governmental Obligations" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or
(ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of

America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository re-ceipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of princi-pal of or interest on the Governmental Obligation evidenced by such depository receipt.

Guarantee:

The term "Guarantee" shall mean any guarantee that the Company may enter into with Transamerica Delaware or other persons that operate directly or indirectly for the benefit of holders of limited partnership interests issued by Transamerica Delaware.

Indenture:

The term "Indenture" shall mean this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.

Interest Payment Date:

The term "Interest Payment Date" when used with respect to any installment of interest on a Debenture of a particular series shall mean the date specified in such Debenture or in a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Debentures of that series is due and payable.

Limited Partnership Agreement:

The term "Limited Partnership Agreement" shall mean the Amended and Restated Limited Partnership Agreement, dated _____________, of Transamerica Delaware.

Officers' Certificate:

The term "Officers' Certificate" shall mean a certificate signed by the President or a Vice President and by the Trea-surer or an Assistant Treasurer or the Controller or an Assis-tant Controller or the Secretary or an Assistant Secretary of the Company. Each such certificate shall include the state-ments provided for in Section 13.06, if and to the extent re-quired by the provisions thereof.

Opinion of Counsel:

The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel for the Company. Each such opinion shall include the state-ments provided for in Section 13.06, if and to the extent re-quired by the provisions thereof.

Outstanding:

The term "outstanding", when used with reference to Debentures of any series, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Debentures of that series theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Debentures theretofore can-celed by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or which have pre-viously been canceled; (b) Debentures or portions thereof for the payment or redemption of which moneys or Governmental Obli-gations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Debentures or portions of such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Debentures in lieu of or in substitution for which other Deben-tures shall have been authenticated and delivered pursuant to the terms of Section 2.07.

Predecessor Debenture:

The term "Predecessor Debenture" of any particular Debenture shall mean every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Deben-ture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

Responsible Officer:

The term "Responsible Officer" when used with respect to the Trustee shall mean the chairman of the board of directors, the president, any vice president, the secretary, the treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily per-forming functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

Senior Indebtedness:

The term "Senior Indebtedness" of the Company shall mean the principal of, premium, if any, interest on and any other pay-ment due pursuant to any of the following, whether outstanding at the date of execution of this Indenture or thereafter in-curred, created or assumed: (a) all indebtedness of the Com-pany evidenced by notes, debentures, bonds or other securities sold by the Company for money, (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company or in effect guaran-teed by the Company through an agreement to purchase, contin-gent or otherwise, and (c) all renewals, extensions or refund-ings of indebtedness of the kinds described in any of the pre-ceding clauses (a) and (b) unless, in the case of any particu-lar indebtedness, renewal, extension or refunding, the instru-ment creating or evidencing the same or the assumption or guar-antee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Debentures.

Subsidiary:

The term "Subsidiary" shall mean any corporation at least a majority of whose outstanding voting stock shall at the time be owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries. For the purposes only of this definition of the term "Subsidiary", the term "voting stock", as applied to the stock of any corporation, shall mean stock of any class or classes having ordinary voting power for the election of a majority of the directors of such corpora-tion, other than stock having such power only by reason of the occurrence of a contingency.

Transamerica Delaware:

The term "Transamerica Delaware" shall mean Transamerica Dela-ware, L.P., a Delaware limited partnership.

Trustee:

The term "Trustee" shall mean The First National Bank of Chicago and, subject to the provisions of Article Seven, shall also include its successors and assigns, and, if at any time there is more than one person acting in such capacity here-under, "Trustee" shall mean each such person. The term "Trustee" as used with respect to a particular series of the Debentures shall mean the trustee with respect to that series.

Trust Indenture Act:

The term "Trust Indenture Act", subject to the provisions of Sections 9.01, 9.02, and 10.01, shall mean the Trust Indenture
Act of 1939, as amended and in effect at the date of execution of this Indenture.


                          ARTICLE TWO
             Issue, Description, Terms, Execution,
            Registration and Exchange of Debentures

          SECTION 2.01.  The aggregate principal amount of
Debentures which may be authenticated and delivered under this Indenture is unlimited.

          The Debentures may be issued in one or more series up to the aggregate principal amount of Debentures of that series from time to time authorized by or pursuant to a Board Resolu-tion or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of a particular series. Prior to the initial issuance of Debentures of any series, there shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto:

          (1) the title of the Debentures of the series (which shall distinguish the Debentures of the series from all other Debentures);

          (2) any limit upon the aggregate principal amount of the Debentures of that series which may be authenticated and delivered under this Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of that series);

          (3) the date or dates on which the principal of the Debentures of the series is payable;

          (4) the rate or rates at which the Debentures of the series shall bear interest or the manner of calculation of such rate or rates, if any;

          (5) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates and the record date for the deter-mination of holders to whom interest is payable on any such Interest Payment Dates;

          (6) the right, if any, to extend the interest pay-ment periods and the duration of such extension;

          (7) the period or periods within which, the price or prices at which and the terms and conditions upon which, Debentures of the series may be redeemed, in whole or in part, at the option of the Company;

          (8) the obligation, if any, of the Company to redeem or purchase Debentures of the series pursuant to any sink-ing fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obliga-tions) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debentures of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (9) the form of the Debentures of the series includ-ing the form of the Certificate of Authentication for such series;

          (10) if other than denominations of $25 or any inte-gral multiple thereof, the denominations in which the Debentures of the series shall be issuable;

          (11) any and all other terms with respect to such series (which terms shall not be inconsistent with the terms of this Indenture); and

          (12)  whether the Debentures are issuable as a Global
     Debenture and, in such case, the identity the Deposi-tory for such series.

          All Debentures of any one series shall be substan-tially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Board Resolu-tion or in any indentures supplemental hereto.

          If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an ap-propriate record of such action shall be certified by the Sec-retary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

          SECTION 2.02. The Debentures of any series and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in a Board Resolution and as set forth in an Officers' Certificate, and may have such letters, numbers or other marks of identification or designation and such legends or endorse-ments printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the pro-visions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Debentures of that series may be listed, or to conform to usage.

          SECTION 2.03. The Debentures shall be issuable as registered Debentures and in the denominations of $25 or any integral multiple thereof, subject to Section 2.01(10). The Debentures of a particular series shall bear interest payable on the dates and at the rate specified with respect to that series. The principal of and the interest on the Debentures of any series, as well as any premium thereon in case of redemp-tion thereof prior to maturity, shall be payable in the coin or currency of the United States of America which at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in the Bor-ough of Manhattan, the City and State of New York. Each Deben-ture shall be dated the date of its authentication. Interest on the Debentures shall be computed on the basis of a 360-day year composed of twelve 30-day months.

          The interest installment on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Debentures of that series shall be paid to the person in whose name said Debenture (or one or more Predecessor Debentures) is registered at the close of business on the regular record date for such interest installment. In the event that any Debenture of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Inter-est Payment Date and prior to such Interest Payment Date, interest on such Debenture will be paid upon presentation and surrender of such Debenture as provided in Section 3.03.

          Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Debentures of the same series (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

          (1) The Company may make payment of any Defaulted Interest on Debentures to the persons in whose names such Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Deben-ture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make ar-rangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the per-sons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall prompt-ly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Debentureholder at his or her address as it appears in the Debenture Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date there-for having been mailed as aforesaid, such Defaulted Inter-est shall be paid to the persons in whose names such Debentures (or their respective Predecessor Debentures) are registered on such special record date and shall be no longer payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on any Debentures in any other lawful manner not inconsistent with the requirements of any securities ex-change on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Unless otherwise set forth in a Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of Debentures pursuant to Section 2.01 hereof, the term "regular record date" as used in this Section with respect to a series of Debentures with respect to any In-terest Payment Date for such series shall mean either the fif-teenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pur-suant to Section 2.01 hereof shall occur, if such Interest Pay-ment Date is the first day of a month, or the last day of the month immediately preceding the month in which an Interest Pay-ment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the fif-teenth day of a month, whether or not such date is a business day.

          Subject to the foregoing provisions of this Section, each Debenture of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Deben-ture of such series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

          SECTION 2.04. The Debentures shall, subject to the provisions of Section 2.06, be printed on steel engraved bor-ders or fully or partially engraved, or legibly typed, as the proper officers of the Company may determine, and shall be signed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal attested by its Sec-retary or one of its Assistant Secretaries. The signature of the President or a Vice President and/or the signature of the Secretary or an Assistant Secretary in attestation of the cor-porate seal, upon the Debentures, may be in the form of a fac-simile signature of a present or any future President or Vice President and of a present or any future Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Debentures and for that purpose the Company may use the fac-simile signature of any person who shall have been a President or Vice President, or of any person who shall have been a Sec-retary or Assistant Secretary, notwithstanding the fact that at the time the Debentures shall be authenticated and delivered or disposed of such person shall have ceased to be the President or a Vice President, or the Secretary or an Assistant Secre-tary, of the Company, as the case may be. The seal of the Com-pany may be in the form of a facsimile of the seal of the Com-pany and may be impressed, affixed, imprinted or otherwise reproduced on the Debentures.

          Only such Debentures as shall bear thereon a Certifi-cate of Authentication substantially in the form established for such Debentures, executed manually by an authorized signa-tory of the Trustee, or by any Authenticating Agent with re-spect to such Debentures, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate executed by the Trustee, or by any Authenticating Agent appointed by the Trustee with respect to such Debentures, upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Deben-tures of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Debentures, signed by its President or any Vice President and its Treasurer or any Assistant Treasurer, and the Trustee in accordance with such written order shall authenticate and deliver such Debentures.

          In authenticating such Debentures and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

          The Trustee shall not be required to authenticate such Debentures if the issue of such Debentures pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Debentures and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

          SECTION 2.05. (a) Debentures of any series may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose in the Borough of Man-hattan, the City and State of New York, for other Debentures of such series of authorized denominations, and for a like ag-gregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Debentures so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Debenture or Debentures of the same series which the Debentureholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

          (b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose in the Borough of Manhattan, the City and State of New York, or such other location designated by the Company a register or registers (herein referred to as the "Debenture Register") in which, sub-ject to such reasonable regulations as it may prescribe, the Company shall register the Debentures and the transfers of Debentures as in this Article provided and which at all reason-able times shall be open for inspection by the Trustee. The registrar for the purpose of registering Debentures and trans-fer of Debentures as herein provided shall be appointed as authorized by Board Resolution (the "Debenture Registrar").

          Upon surrender for transfer of any Debenture at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City and State of New York, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Debenture or Debentures of the same series as the Debenture presented for a like aggregate principal amount.

          All Debentures presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Debenture Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Debenture Registrar, duly executed by the registered holder or by his duly autho-rized attorney in writing.

          (c) No service charge shall be made for any exchange or registration of transfer of Debentures, or issue of new Debentures in case of partial redemption of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.06, the second paragraph of Section 3.03 and Section 9.04 not involving any transfer.

          (d) The Company shall not be required (i) to issue, exchange or register the transfer of any Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Debentures of the same series and ending at the close of business on the day of such mailing, nor (ii) to reg-ister the transfer of or exchange any Debentures of any series or portions thereof called for redemption. The provisions of this Section 2.05 are, with respect to any Global Debenture, subject to Section 2.11 hereof.

          SECTION 2.06. Pending the preparation of definitive Debentures of any series, the Company may execute, and the Trustee shall authenticate and deliver, temporary Debentures (printed, lithographed or typewritten) of any authorized denom-ination, and substantially in the form of the definitive Deben-tures in lieu of which they are issued, but with such omis-sions, insertions and variations as may be appropriate for tem-porary Debentures, all as may be determined by the Company. Every temporary Debenture of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debentures of such series. Without unnecessary delay the Company will execute and will furnish definitive Debentures of such series and thereupon any or all temporary Debentures of such series may be surrendered in ex-change therefor (without charge to the holders), at the office or agency of the Company designated for the purpose in the Bor-ough of Manhattan, the City and State of New York, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Debentures an equal ag-gregate principal amount of definitive Debentures of such series, unless the Company advises the Trustee to the effect that definitive Debentures need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Debentures of such series shall be entitled to the same benefits under this Indenture as definitive Debentures of such series authenticated and delivered hereunder.

          SECTION 2.07. In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or sto-len, the Company (subject to the next succeeding sentence) shall execute, and upon its request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Debenture of the same series bearing a number not contemporaneously out-standing, in exchange and substitution for the mutilated Deben-ture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruc-tion, loss or theft, the applicant shall also furnish to the

Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Debenture and of the ownership thereof. The Trustee may authenticate any such substituted Debenture and deliver the same upon the writ-ten request or authorization of any officer of the Company. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Debenture which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and to the Trustee such security or in-demnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

          Every Debenture issued pursuant to the provisions of this Section in substitution for any Debenture which is muti-lated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the muti-lated, destroyed, lost or stolen Debenture shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures of the same series duly is-sued hereunder. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclu-sive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude (to the extent lawful) any and all other rights or remedies, not-withstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their sur-render.

          SECTION 2.08. All Debentures surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Debentures shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Inden-ture. On request of the Company, the Trustee shall deliver to the Company canceled Debentures held by the Trustee. In the absence of such request the Trustee may dispose of canceled Debentures in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfac-tion of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancella-tion.

          SECTION 2.09. Nothing in this Indenture or in the Debentures, express or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of the Debentures (and, with respect to the provisions of Article XIV, the holders of Senior Indebtedness), any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Debenture.

          SECTION 2.10. So long as any of the Debentures of any series remain outstanding there may be an Authenticating Agent for any or all such series of Debentures which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Debentures of such series issued upon exchange, transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Inden-ture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Debentures by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series except for authentication upon original issuance or pursuant to Section 2.07 hereof. Each Authenticat-ing Agent shall be acceptable to the Company and shall be a corporation which has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and which is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Fed-eral or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these pro-visions, it shall resign immediately.

          Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predeces-sor hereunder as if originally named as an Authenticating Agent pursuant hereto.

          SECTION 2.11. (a) If the Company shall establish pursuant to Section 2.01 that the Debentures of a particular series are to be issued as a Global Debenture, then the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Debenture which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debentures of such series, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Except as otherwise provided in Section
2.11 of the Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Deposi-tory or to a successor Depository or to a nominee of such suc-cessor Depository."

          (b) Notwithstanding the provisions of Section 2.05, the Global Debenture of a series may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to another nominee of the Depository for such series, or to a successor Depository for such series selected or approved by the Company or to a nominee of such successor Depository.

          (c) If at any time the Depository for a series of Debentures notifies the Company that it is unwilling or unable to continue as Depository for such series or if at any time the Depository for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable stat-ute or regulation and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Debentures of such series and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and deliver Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggre-gate principal amount equal to the principal amount of the Glo-bal Debenture of such series in exchange for such Global Deben-ture. In addition, the Company may at any time determine that the Debentures of any series shall no longer be represented by a Global Debenture and that the provisions of this Section 2.11 shall no longer apply to the Debentures of such series. In such event the Company will execute and subject to Section

2.05, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture of such series in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be can-celed by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or other-wise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depository for delivery to the persons in whose names such Debentures are so registered.


                         ARTICLE THREE
     Redemption of Debentures and Sinking Fund Provisions

          SECTION 3.01.  The Company may redeem the Debentures
of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.01 hereof.

          SECTION 3.02. (a) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Debentures of any series in accordance with the right reserved so to do, it shall give notice of such redemp-tion to holders of the Debentures of such series to be redeemed by mailing, first class postage prepaid, a notice of such re-demption not less than 30 days and not more than 60 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Debenture Register. Any notice which is mailed in the manner herein pro-vided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Debenture of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Debentures of such series or any other series. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction.

          Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Deben-tures of that series are to be redeemed, and shall state that payment of the redemption price of such Debentures to be re-deemed will be made at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption will be paid as speci-fied in said notice, that from and after said date interest will cease to accrue and that the redemption is for a sinking fund, if such is the case. If less than all the Debentures of a series are to be redeemed, the notice to the holders of Debentures of that series to be redeemed in whole or in part shall specify the particular Debentures to be so redeemed. In case any Debenture is to be redeemed in part only, the notice which relates to such Debenture shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Deben-ture, a new Debenture or Debentures of such series in principal amount equal to the unredeemed portion thereof will be issued.

          (b) If less than all the Debentures of a series are to be redeemed, the Company shall give the Trustee at least 45 days' notice in advance of the date fixed for redemption as to the aggregate principal amount of Debentures of the series to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and which may provide for the selection of a portion or portions (equal to $25 or any integral multiple thereof) of the principal amount of such Debentures of a denom-ination larger than $25, the Debentures to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Debentures to be redeemed, in whole or in part.

          The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its Presi-dent or any Vice President, instruct the Trustee or any paying agent to call all or any part of the Debentures of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of re-demption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Debenture Register, transfer books or other records, or suitable copies or extracts therefrom, suf-ficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

          SECTION 3.03. (a) If the giving of notice of re-demption shall have been completed as above provided, the Debentures or portions of Debentures of the series to be re-deemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the appli-cable redemption price, together with interest accrued to the date fixed for redemption and interest on such Debentures or portions of Debentures shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Debenture or portion thereof. On presenta-tion and surrender of such Debentures on or after the date fixed for redemption at the place of payment specified in the notice, said Debentures shall be paid and redeemed at the ap-plicable redemption price for such series, together with inter-est accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the appli-cable record date pursuant to Section 2.03).

          (b) Upon presentation of any Debenture of such se-ries which is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Debenture is presented shall deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures of the same series, of authorized denominations in principal amount equal to the unredeemed portion of the De-benture so presented.

          SECTION 3.04. The provisions of Sections 3.04, 3.05 and 3.06 shall be applicable to any sinking fund for the re-tirement of Debentures of a series, except as otherwise speci-fied as contemplated by Section 2.01 for Debentures of such series.

          The minimum amount of any sinking fund payment pro-vided for by the terms of Debentures of any series is herein referred to as a "mandatory sinking fund payment", and any pay-ment in excess of such minimum amount provided for by the terms of Debentures of any series is herein referred to as an "op-tional sinking fund payment". If provided for by the terms of Debentures of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section
3.05. Each sinking fund payment shall be applied to the re-demption of Debentures of any series as provided for by the terms of Debentures of such series.

          SECTION 3.05. The Company (i) may deliver Outstand-ing Debentures of a series (other than any previously called for redemption) and (ii) may apply as a credit Debentures of a series which have been redeemed either at the election of the Company pursuant to the terms of such Debentures or through the application of permitted optional sinking fund payments pursu-ant to the terms of such Debentures, in each case in satisfac-tion of all or any part of any sinking fund payment with re-spect to the Debentures of such series required to be made pur-suant to the terms of such Debentures as provided for by the terms of such series; provided that such Debentures have not been previously so credited. Such Debentures shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debentures for redemption through op-eration of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

          SECTION 3.06. Not less than 45 days prior to each sinking fund payment date for any series of Debentures, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the por-tion thereof, if any, which is to be satisfied by delivering and crediting Debentures of that series pursuant to Section
3.05 and the basis for such credit and will, together with such Officers' Certificate, deliver to the Trustee any Debentures to be so delivered. Not less than 30 days before each such sink-ing fund payment date the Trustee shall select the Debentures to be redeemed upon such sinking fund payment date in the man-ner specified in Section 3.02 and cause notice of the redemp-tion thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.02. Such notice having been duly given, the redemption of such Deben-tures shall be made upon the terms and in the manner stated in
Section 3.03.


                         ARTICLE FOUR
              Particular Covenants of the Company

          The Company covenants and agrees for each series of the Debentures as follows:

          SECTION 4.01. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Debentures of that series at the time and place and in the manner provided herein and established with respect to such Debentures.

          SECTION 4.02. So long as any series of the Deben-tures remain outstanding, the Company agrees to maintain an office or agency in the Borough of Manhattan, the City and State of New York, with respect to each such series and at such other location or locations as may be designated as provided in this Section 4.02, where (i) Debentures of that series may be presented for payment, (ii) Debentures of that series may be presented as hereinabove authorized for registration of trans-fer and exchange, and (iii) notices and demands to or upon the Company in respect of the Debentures of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its President or a Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

          SECTION 4.03. (a) If the Company shall appoint one or more paying agents for all or any series of the Debentures, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

          (1) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Debentures of that series (whether such sums have been paid to it by the Company or by any other obligor of such Debentures) in trust for the benefit of the persons entitled thereto;

          (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Debentures) to make any payment of the principal of (and premium, if any) or interest on the Debentures of that series when the same shall be due and payable;

          (3) that it will, at any time during the continuance of any failure referred to in the preceding paragraph
     (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

          (4) that it will perform all other duties of paying agent as set forth in this Indenture.

          (b) If the Company shall act as its own paying agent with respect to any series of the Debentures, it will on or before each due date of the principal of (and premium, if any) or interest on Debentures of that series, set aside, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Debentures of that series until such sums shall be paid to such persons or otherwise dis-posed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other ob-ligor on such Debentures) to take such action. Whenever the Company shall have one or more paying agents for any series of Debentures, it will, prior to each due date of the principal of (and premium, if any) or interest on any Debentures of that series, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the per-sons entitled to such principal, premium or interest, and (un-less such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          (c) Anything in this Section to the contrary not-withstanding, (i) the agreement to hold sums in trust as pro-vided in this Section is subject to the provisions of Section 11.05, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be re-leased from all further liability with respect to such money.

          SECTION 4.04.  The Company, whenever necessary to
avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

          SECTION 4.05. The Company will not, while any of the Debentures remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other company unless the provisions of Article Ten hereof are complied with.

          SECTION 4.06. The Company will not declare or pay any dividend on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock if at such time (i) there shall have occurred any Event of Default under this Indenture, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) the Company shall have given notice of its selection of an extended interest payment period as provided in this Indenture and such period, or any extension thereof, shall be continuing.

          SECTION 4.07. The Company will (i) remain the sole general partner of Transamerica Delaware and maintain 100% own-ership of the general partner interests thereof; provided that any permitted successor of the Company under the Indenture may succeed to its duties as general partner, (ii) contribute capi-tal to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to Transamerica Delaware, (iii) not voluntarily dissolve, wind up or terminate Transamerica Delaware, except in connection with a distribution of Debentures and in connection with certain merg-ers, consolidations or amalgamations permitted by the Limited Partnership Agreement, (iv) timely perform all of its duties as General Partner of Transamerica Delaware and (v) use its rea-sonable efforts to cause Transamerica Delaware to remain a lim-ited partnership except in connection with a distribution of Debentures and in connection with certain mergers, consolida-tions or amalgamations permitted by the Limited Partnership Agreement, and otherwise to continue to be treated as a part-nership for United States federal income tax purposes except in connection with a distribution of the Debentures.


                         ARTICLE FIVE
      Debentureholders' Lists and Reports by the Company
                        and the Trustee

          SECTION 5.01. The Company will furnish or cause to be furnished to the Trustee (a) on a monthly basis on each reg-ular record date (as defined in Section 2.03) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Debentures as of such regular record date, provided, that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and
(b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, no such list need be furnished for any series for which the Trustee shall be the Debenture Registrar.

          SECTION 5.02. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures con-tained in the most recent list furnished to it as provided in
Section 5.01 and as to the names and addresses of holders of Debentures received by the Trustee in its capacity as Debenture Registrar (if acting in such capacity).

          (b) The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so fur-nished.

          (c) In case three or more holders of Debentures of a series (hereinafter referred to as "applicants") apply in writ-ing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communi-cate with other holders of Debentures of such series or holders of all Debentures with respect to their rights under this In-denture or under such Debentures, and is accompanied by a copy of the form of proxy or other communication which such appli-cants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

          (1) afford to such applicants access to the informa-tion preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section
     5.02; or

          (2) inform such applicants as to the approximate number of holders of Debentures of such series or of all Debentures, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection
     (a) of this Section 5.02, and as to the approximate cost of mailing to such Debentureholders the form of proxy or other communication, if any, specified in such applica-tion.

          (d) If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each holder of such series or of all Debentures, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of sub-section (a) of this Section 5.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the pay-ment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such appli-cants and file with the Securities and Exchange Commission (the "Commission"), together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best in-terests of the holders of Debentures of such series or of all Debentures, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Debentureholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (e) Each and every holder of the Debentures, by re-ceiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of subsection (b) of this Section, regard-less of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said sub-section (b).

          SECTION 5.03. (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other re-ports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Ex-change Act; or, if the Company is not required to file informa-tion, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic informa-tion, documents and reports which may be required pursuant to
Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be pre-scribed from time to time in such rules and regulations.

          (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

          (c) The Company covenants and agrees to transmit by mail, first class postage prepaid, or reputable over-night de-livery service which provides for evidence of receipt, to the Debentureholders, as their names and addresses appear upon the Debenture Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Com-mission.

          (d) The Company covenants and agrees to furnish to the Trustee, on or before May 15 in each calendar year in which any of the Debentures are outstanding, or on or before such other day in each calendar year as the Company and the Trustee may from time to time agree upon, a Certificate as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this sub-section (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

          SECTION 5.04. (a) On or before July 15 in each year in which any of the Debentures are outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register, a brief report dated as of the preceding May 15, with respect to any of the following events which may have occurred within the previous twelve months (but if no such event has occurred within such period no report need be trans-mitted):

          (1)  any change to its eligibility under Section
     7.09, and its qualifications under Section 7.08;

          (2) the creation of or any material change to a re-lationship specified in paragraphs (1) through (10) of subsection (c) of Section 7.08;

          (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances sur-rounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any prop-erty or funds held or collected by it as Trustee if such advances so remaining unpaid aggregate more than 1/2 of 1% of the principal amount of the Debentures outstanding on the date of such report;

          (4) any change to the amount, interest rate, and maturity date of all other indebtedness owing by the Com-pany, or by any other obligor on the Debentures, to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except any indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4), or (6) of subsection
     (b) of Section 7.13;

          (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

          (6) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration thereof, if any) which it has not previously reported;

          (7) any additional issue of Debentures which the Trustee has not previously reported; and

          (8) any action taken by the Trustee in the perfor-mance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Debentures or the Debentures of any series, except any action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 6.07.

          (b) The Trustee shall transmit by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surround-ing the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Inden-
ture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Debentures of any series on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection if such advances remaining unpaid at any time aggregate more than 10% of the principal amount of Debentures of such series out-standing at such time, such report to be transmitted within 90 days after such time.

          (c) A copy of each such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with the Company, with each stock exchange upon which any De-bentures are listed (if so listed) and also with the Commis-sion. The Company agrees to notify the Trustee when any Deben-tures become listed on any stock exchange.


                          ARTICLE SIX
         Remedies of the Trustee and Debentureholders
                      on Event of Default

          SECTION 6.01.  (a)  Whenever used herein with respect
to Debentures of a particular series, "Event of Default" means any one or more of the following events which has occurred and is continuing:

          (1) default in the payment of any installment of interest upon any of the Debentures of that series, as and when the same shall become due and payable, and continu-ance of such default for a period of 10 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto, shall not constitute a default in the payment of interest for this purpose;

          (2) default in the payment of the principal of (or premium, if any, on) any of the Debentures of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series;

          (3) failure on the part of the Company duly to ob-serve or perform any other of the covenants or agreements on the part of the Company with respect to that series contained in such Debentures or otherwise established with respect to that series of Debentures pursuant to Section
     2.01 hereof or contained in this Indenture (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of one or more se-ries of Debentures other than such series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by regis-tered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Debentures of that series at the time outstanding;

          (4) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Com-pany as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued unvacated and unstayed for a period of 90 days; or an involuntary case shall be com-menced under such Code in respect of the Company and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered; or a de-cree or order of a court having jurisdiction in the pre-mises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver or custo-dian or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and un-stayed for a period of 90 days;

          (5) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking liquidation or reorganization under the Federal Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall con-sent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the ben-efit of creditors; or

          (6) Transamerica Delaware shall have dissolved, wound up its business or otherwise terminated its exist-ence except in connection with the distribution of Deben-tures to limited partners of Transamerica Delaware in liq-uidation of their interests in Transamerica Delaware and in connection with mergers, consolidations or amalgamations permitted by the Limited Partnership Agree-ment.

          (b) In each and every such case, unless the princi-pal of all the Debentures of that series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Deben-tures of that series then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Debentureholders), may declare the principal of all the Deben-tures of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Inden-ture or in the Debentures of that series or established with respect to that series pursuant to Section 2.01 hereof to the contrary notwithstanding.

          (c) Section 6.01(b), however, is subject to the con-dition that if, at any time after the principal of the Deben-tures of that series shall have been so declared due and pay-able, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures of that series and the princi-pal of (and premium, if any, on) any and all Debentures of that series which shall have become due otherwise than by accelera-tion (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under ap-plicable law, upon overdue installments of interest, at the rate per annum expressed in the Debentures of that series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06, and any and all defaults under the Indenture, other than the nonpayment of principal on Deben-tures of that series which shall not have become due by their terms, shall have been remedied or waived as provided in Sec-tion 6.06 then and in every such case the holders of a majority in aggregate principal amount of the Debentures of that series then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its conse-quences with respect to that series of Debentures; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

          (d) In case the Trustee shall have proceeded to en-force any right with respect to Debentures of that series under this Indenture and such proceedings shall have been discontin-ued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the

Trustee, then and in every such case the Company and the Trust-ee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such pro-ceedings had been taken.

          SECTION 6.02. (a) The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Debentures of a series, or any payment required by any sinking or analogous fund established with re-spect to that series as and when the same shall have become due and payable, and such default shall have continued for a period of 10 business days, or (2) in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Debentures of a series when the same shall have become due and payable, whether upon maturity of the Debentures of a se-ries or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trust-ee, for the benefit of the holders of the Debentures of that series, the whole amount that then shall have become due and payable on all such Debentures for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under ap-plicable law and without duplication of any other amounts paid by the Company or Transamerica Delaware in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Debentures of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

          (b) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Com-pany or other obligor upon the Debentures of that series and collect in the manner provided by law out of the property of the Company or other obligor upon the Debentures of that series wherever situated the moneys adjudged or decreed to be payable.

          (c) In case of any receivership, insolvency, liqui-dation, bankruptcy, reorganization, readjustment, arrangement, composition or other judicial proceedings affecting the Com-pany, any other obligor on such Debentures, or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Debentures of such series allowed for the entire amount due and payable by the Company or such other obligor under the Inden-ture at the date of institution of such proceedings and for any additional amount which may become due and payable by the Com-pany or such other obligor after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganiza-tion is hereby authorized by each of the holders of Debentures of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Debentureholders, to pay to the Trustee any amount due it under Section 7.06.

          (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Debentures of that series, may be enforced by the Trustee without the possession of any of such Debentures, or the production thereof at any trial or other proceeding rel-ative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provi-sion for payment to the Trustee of any amounts due under Sec-tion 7.06, be for the ratable benefit of the holders of the Debentures of such series.

          In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforce-ment of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, ar-rangement, adjustment or composition affecting the Debentures of that series or the rights of any holder thereof or to autho-rize the Trustee to vote in respect of the claim of any Deben-tureholder in any such proceeding.

          SECTION 6.03. Any moneys collected by the Trustee pursuant to Section 6.02 with respect to a particular series of Debentures shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the several Debentures of that series, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

          FIRST: To the payment of costs and expenses of col-lection and of all amounts payable to the Trustee under
     Section 7.06; and

          SECOND: To the payment of the amounts then due and unpaid upon Debentures of such series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, rat-ably, without preference or priority of any kind, accord-ing to the amounts due and payable on such Debentures for principal (and premium, if any) and interest, respec-tively.

          SECTION 6.04. No holder of any Debenture of any se-ries shall have any right by virtue or by availing of any pro-vision of this Indenture to institute any suit, action or pro-ceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previ-ously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to Debentures of such series specifying such Event of Default, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Debentures of such series then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; it being under-stood and intended, and being expressly covenanted by the taker and holder of every Debenture of such series with every other such taker and holder and the Trustee, that no one or more holders of Debentures of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and com-mon benefit of all holders of Debentures of such series. For the protection and enforcement of the provisions of this Sec-tion, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Notwithstanding any other provisions of this Inden-ture, however, the right of any holder of any Debenture to re-ceive payment of the principal of (and premium, if any) and interest on such Debenture, as therein provided, on or after the respective due dates expressed in such Debenture (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder.

          SECTION 6.05. (a) All powers and remedies given by this Article to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Debentures.

          (b) No delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

          SECTION 6.06. The holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding, determined in accordance with Section 8.04, shall have the right to direct the time, method and place of conduct-ing any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this In-denture or be unduly prejudicial to the rights of holders of De-bentures of any other series at the time outstanding determined in accordance with Section 8.04. Subject to the provisions of
Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would in-volve the Trustee in personal liability. The holders of a ma-jority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, determined in accordance with Section 8.04, may on behalf of the holders of all of the Debentures of such series waive any past default in the performance of any of the covenants contained herein or established pursuant to Section 2.01 with respect to such se-ries and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Debentures of that series as and when the same shall become due by the terms of such Debentures otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 6.01(c))) or a call for redemption of Debentures of that series. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Debentures of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 6.07. The Trustee shall, within 90 days after the occurrence of a default with respect to a particular series, transmit by mail, first class postage prepaid, to the holders of Debentures of that series, as their names and ad-dresses appear upon the Debenture Register, notice of all de-faults with respect to that series known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purposes of this Section being hereby defined to be the events specified in subsections
(1), (2), (3), (4), (5) and (6) of Section 6.01(a), not includ-
ing any periods of grace provided for therein and irrespective of the giving of notice provided for by subsection (3) of Sec-tion 6.01(a)); provided, that, except in the case of default in the payment of the principal of (or premium, if any) or inter-est on any of the Debentures of that series or in the payment of any sinking fund installment established with respect to that series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determine that the with-holding of such notice is in the interests of the holders of Debentures of that series; provided further, that in the case of any default of the character specified in Section 6.01(a)(3) with respect to Debentures of such series no such notice to the holders of the Debentures of that series shall be given until at least 30 days after the occurrence thereof.

          The Trustee shall not be deemed to have knowledge of any default, except (i) a default under subsection (a)(1) or
(a)(2) of Section 6.01 as long as the Trustee is acting as pay-ing agent for such series of Debentures or (ii) any default as to which the Trustee shall have received written notice or a Responsible Officer charged with the administration of this Indenture shall have obtained written notice.

          SECTION 6.08.  All parties to this Indenture agree,
and each holder of any Debentures by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding more than 10% in aggregate principal amount of the outstanding Debentures of any series, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture of such series, on or after the respective due dates expressed in such Debenture or established pursuant to this Indenture.


                         ARTICLE SEVEN
                    Concerning the Trustee

          SECTION 7.01. (a) The Trustee, prior to the occur-rence of an Event of Default with respect to Debentures of a series and after the curing of all Events of Default with re-spect to Debentures of that series which may have occurred, shall undertake to perform with respect to Debentures of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to Debentures of a series has occurred (which has not been cured or waived), the Trustee shall exer-cise with respect to Debentures of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the con-duct of his own affairs.

          (b) No provision of this Indenture shall be con-strued to relieve the Trustee from liability for its own negli-gent action, its own negligent failure to act, or its own will-ful misconduct, except that:

          (1) prior to the occurrence of an Event of Default with respect to Debentures of a series and after the cur-ing or waiving of all such Events of Default with respect to that series which may have occurred:

               (i) the duties and obligations of the Trustee shall with respect to Debentures of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to Debentures of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no im-plied covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to Deben-tures of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be fur-nished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Deben-tures of any series at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this In-denture with respect to the Debentures of that series; and

          (4) None of the provisions contained in this Inden-ture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liabil-ity is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

          SECTION 7.02.  Except as otherwise provided in Sec-
tion 7.01:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, cer-tificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by the President or any Vice President and by the Secretary or an Assistant Secretary or the Trea-surer or an Assistant Treasurer (unless other evidence in respect thereof is specifically prescribed herein);

          (c) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted here-under in good faith and in reliance thereon;

          (d) The Trustee shall be under no obligation to ex-ercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this In-denture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing herein contained shall, how-ever, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to a series of the Debentures (which has not been cured or waived) to exercise with respect to Debentures of that series such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exer-cise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and be-lieved by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (f) The Trustee shall not be bound to make any in-vestigation into the facts or matters stated in any reso-lution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the outstanding Debentures of the particular series affected thereby (determined as provided in Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so pro-ceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

          (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          SECTION 7.03. (a) The recitals contained herein and in the Debentures (other than the Certificate of Authentication on the Debentures) shall be taken as the statements of the Com-pany, and the Trustee assumes no responsibility for the cor-rectness of the same.

          (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures.

          (c) The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section

2.01, or for the use or application of any moneys received by any paying agent other than the Trustee.

          SECTION 7.04. The Trustee or any paying agent or De-benture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent or Debenture Registrar.

          SECTION 7.05. Subject to the provisions of Section 11.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

          SECTION 7.06. (a) The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties here-under of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disburse-ments and advances incurred or made by the Trustee in accor-dance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.

          (b) The obligations of the Company under this Sec-tion to compensate and indemnify the Trustee and to pay or re-imburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such ad-ditional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the ben-efit of the holders of particular Debentures.

          SECTION 7.07. Except as otherwise provided in Sec-tion 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suf-fering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifi-cally prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

          SECTION 7.08. (a) If the Trustee has or shall ac-quire any conflicting interest, as defined in this Section, with respect to the Debentures of any series and if the Default to which such conflicting interest relates has not been cured, duly waived or otherwise eliminated, within 90 days after as-certaining that it has such conflicting interest, it shall ei-ther eliminate such conflicting interest, except as otherwise provided herein, or resign with respect to the Debentures of that series in the manner and with the effect specified in Sec-tion 7.10 and the Company shall promptly appoint a successor Trustee in the manner provided herein.

          (b) In the event that the Trustee shall fail to com-ply with the provisions of subsection (a) of this Section, with respect to the Debentures of any series the Trustee shall, within ten days after the expiration of such 90-day period, transmit notice of such failure by mail, first class postage prepaid, to the Debentureholders of that series as their names and addresses appear upon the Debenture Register.

          (c) For the purposes of this Section the Trustee shall be deemed to have a conflicting interest with respect to the Debentures of any series if a Default has occurred and is continuing and:

          (1) the Trustee is trustee under this Indenture with respect to the outstanding Debentures of any series other than that series, or is trustee under another indenture under which any other securities, or certificates of in-terest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debentures issued under this Indenture; pro-vided that there shall be excluded from the operation of this paragraph the Debentures of any series other than that series and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are out-standing if (i) this Indenture and such other indenture or indentures and all series of securities issuable thereun-der are wholly unsecured and rank equally and such other indenture or indentures (and such series) are hereafter qualified under the Trust Indenture Act, unless the Com-mission shall have found and declared by order pursuant to subsection (b) of Section 305 or subsection (c) of Section 307 of the Trust Indenture Act, that differences exist between (A) the provisions of this Indenture with respect to Debentures of that series and with respect to one or more other series or (B) the provisions of this Indenture and the provisions of such other indenture or indentures (or such series), which are so likely to involve a mate-rial conflict of interest as to make it necessary in the public interest or for the protection of investors to dis-qualify the Trustee from acting as such under this Inden-ture with respect to the Debentures of that series and such other series or such other indenture or indentures, or (ii) the Company shall have sustained the burden of proving, on application to the Commission and after oppor-tunity for hearing thereon, that the trusteeship under this Indenture with respect to Debentures of that series and such other series or such other indenture or inden-tures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Debentures of that series and such other series or under such other indentures;

          (2) the Trustee or any of its directors or executive officers is an underwriter for the Company;

          (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

          (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, ap-pointee or representative of the Company, or of an under-writer (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, ex-cept that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the

     Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by an under-writer for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depository, or in any other similar ca-pacity, or, subject to the provisions of paragraph (1) of this subsection (c), to act as trustee whether under an indenture or otherwise;

          (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Com-pany or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

          (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in de-fault (as hereinafter in this subsection (c) defined), (A) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company, not including the Debentures issued under this Indenture and securities is-sued under any other indenture under which the Trustee is also trustee, or (B) 10% or more of any class of security of an underwriter for the Company;

          (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in de-fault (as hereinafter in this subsection (c) defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

          (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in de-fault (as hereinafter in this subsection (c) defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

          (9) the Trustee owns, on the date of Default upon the Debentures of any series or any anniversary of such

     Default while such Default upon the Debentures issued un-der this Indenture remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7), or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or tes-tamentary trustee of an estate which include them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such Default upon the Debentures issued under this Inden-ture and annually in each succeeding year that the Deben-tures issued under this Indenture remain in Default, the Trustee shall make a check of its holding of such securi-ties in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of principal of or interest on any of the Debentures when and as the same becomes due and payable, and such failure con-tinues for 30 days thereafter, the Trustee shall make a prompt check of its holding of such securities in any of the above-mentioned capacities as of the date of the expi-ration of such 30-day period, and after such date, not-withstanding the foregoing provisions of this paragraph
     (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be con-sidered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this sub-section (c); or

          (10) except under the circumstances described in paragraph (1), (3), (4), (5) or (6) of subsection (b) of
     Section 7.13 the Trustee shall be or shall become a credi-tor of the Company.

          For purposes of paragraph (1) of this subsection (c), and of Section 6.06, the term "series of securities" or "se-ries" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the indenture trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided, that "series of secu-rities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

          The specification of percentages in paragraphs (5) to
(9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of para-graph (3) or (7) of this subsection (c).

          For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (c) only, (A) the terms "security" and "se-curities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obliga-tion to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of inter-est or participation in any such note or evidence of indebted-ness; (B) an obligation shall be deemed to be in "default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any secu-rity which it holds as collateral security (as trustee or oth-erwise) for any obligation which is not in default as defined in clause (B) above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any Default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or deposi-tary, or in any similar representative capacity.

          Except as above provided, the word "security" or "se-curities" as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, cer-tificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization cer-tificate or subscription, transferable share, investment con-tract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument com-monly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or pur-chase, any of the foregoing.

          (d)  For the purposes of this Section:

          (1) The term "underwriter" when used with reference to the Company shall mean every person, who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstand-ing at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in ex-cess of the usual and customary distributors' or sellers' commission.

          (2) The term "director" shall mean any member of the board of directors of a corporation or any individual per-forming similar functions with respect to any organization whether incorporated or unincorporated.

          (3) The term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a gov-ernment or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or ben-eficiaries are evidenced by a security.

          (4) The term "voting security" shall mean any secu-rity presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direc-tion or management of the affairs of a person.

          (5) The term "Company" shall mean any obligor upon the Debentures.

          (6) The term "executive officer" shall mean the chairman of the board of directors, president, every vice president, every assistant vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated.

          (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

          (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "per-son" in this paragraph) means such amount of the outstand-ing voting securities of such person as entitles the holder or holders thereof to cast such specified percent-age of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

          (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

          (3) The term "amount", when used in regard to secu-rities, means the principal amount if relating to evi-dences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

          (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following secu-rities shall not be deemed outstanding within the meaning of this definition:

               (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

              (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

             (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in de-fault as to principal or interest or otherwise; and

              (iv) securities held in escrow if placed in escrow by the issuer thereof, provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

          (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of dif-ferent classes, whether or not they are issued under a single indenture.

          (f) Except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debentures issued under this Indenture, or in the payment of any sinking or analogous fund installment, the Trustee shall not be required to resign as provided by this Section 7.08 if such Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that (i) the default under the Indenture may be cured or waived during a reasonable period and under the procedures described in such application and (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interests of Debentureholders. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

          Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such suc-cessor's acceptance of such an appointment.

          SECTION 7.09. There shall at all times be a Trustee with respect to the Debentures issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Terri-tory thereof or of the District of Columbia, or a corporation or other person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million dollars, and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid super-vising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any person directly or indirectly con-trolling, controlled by, or under common control with the Com-pany, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

          SECTION 7.10. (a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Debentures of one or more series by giving written notice thereof to the Company and by transmitting notice of resigna-tion by mail, first class postage prepaid, to the Debenture-holders of such series, as their names and addresses appear upon the Debenture Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Debentures of such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.
If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a suc-cessor trustee with respect to Debentures of such series, or any Debentureholder of that series who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b) In case at any time any of the following shall occur:

          (1) the Trustee shall fail to comply with the provi-sions of subsection (a) of Section 7.08 after written re-quest therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Deben-tures for at least six months; or

          (2) the Trustee shall cease to be eligible in ac-cordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Com-pany or by any such Debentureholder; or

          (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Debentures and appoint a successor trustee by writ-ten instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Sec-tion 6.08, unless the Trustee's duty to resign is stayed as provided herein, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all others simi-larly situated, petition any court of competent jurisdic-tion for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, re-move the Trustee and appoint a successor trustee.

          (c) The holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding may at any time remove the Trustee with respect to such series and appoint a successor trustee.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Deben-tures of a series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

          (e) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Debentures of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Debentures of any particular series.

          SECTION 7.11. (a) In case of the appointment here-under of a successor trustee with respect to all Debentures, every such successor trustee so appointed shall execute, ac-knowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

          (b) In case of the appointment hereunder of a suc-cessor trustee with respect to the Debentures of one or more (but not all) series, the Company, the retiring Trustee and each successor trustee with respect to the Debentures of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such ap-pointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Deben-tures of that or those series to which the appointment of such successor trustee relates, (2) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall consti-tute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder adminis-tered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Deben-tures of that or those series to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Inden-ture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appoint-ment of such successor trustee relates; but, on request of the Company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Debentures of that or those series to which the appointment of such successor trustee relates.

          (c) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in para-graph (a) or (b) of this Section, as the case may be.

          (d) No successor trustee shall accept its appoint-ment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

          (e) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the succes-sor trustee shall cause such notice to be transmitted at the expense of the Company.

          SECTION 7.12. Any corporation into which the Trustee may be merged or converted or with which it may be consoli-dated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, pro-vided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any fur-ther act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authen-ticated such Debentures.

          SECTION 7.13. (a) Subject to the provisions of sub-section (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unse-cured, of the Company within three months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special ac-count for the benefit of the Trustee individually, the holders of the Debentures and the holders of other indenture securities (as defined in subsection (c) of this Section):

          (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the be-ginning of such three months' period and valid as against the Company and its other creditors, except any such re-duction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trust-ee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (2) all property received by the Trustee in respect of any claim as such creditor, either as security there-for, or in satisfaction or composition thereof, or other-wise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

          Nothing herein contained, however, shall affect the right of the Trustee:

          (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, secu-rities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in a case for reorganization pursuant to the Federal Bankruptcy Code or applicable State law;

          (B) to realize, for its own account, upon any prop-erty held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any prop-erty held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this Section, would occur within three months; or

          (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in such para-graph (B) or (C), as the case may be, to the extent of the fair value of such property.

          For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three months' period for property held as security at the time of such sub-stitution shall, to the extent of the fair value of the prop-erty released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

          If the Trustee shall be required to account, the funds and property held in such special account and the pro-ceeds thereof shall be apportioned between the Trustee, the Debentureholders and the holders of other indenture securities in such manner that the Trustee, the Debentureholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in a case for reorganization pursuant to the Federal Bank-ruptcy Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Debentureholders and the holders of other indenture securi-ties dividends on claims filed against the Company in bank-ruptcy or receivership or in a case for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or re-ceivership or in a case for reorganization pursuant to the Fed-eral Bankruptcy Code or applicable State law, whether such dis-tribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or a case for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the Debentureholders and the holders of other inden-ture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportion-ment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Debentureholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be neces-sary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such dis-tributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this para-graph as a mathematical formula.

          Any Trustee who has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this subsection (a) as though such resigna-tion or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this subsec-tion (a) if and only if the following conditions exist:

          (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three months' period; and

         (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

          (b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from:

          (1) the ownership or acquisition of securities is-sued under any indenture, or any security or securities having a maturity of one year or more at the time of ac-quisition by the Trustee;

          (2) advances authorized by a receivership or bank-ruptcy court of competent jurisdiction, or by this Inden-ture, for the purpose of preserving any property other than cash which shall at any time be subject to the lien, if any, of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the mak-ing thereof is given to the Debentureholders at the time and in the manner provided in this Indenture;

          (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, sub-scription agent, fiscal agent or depositary, or other similar capacity;

          (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section;

          (5) the ownership of stock or of other securities of a Company organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

          (6) the acquisition, ownership, acceptance or nego-tiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section.

          (c)  As used in this Section:

          (1) The term "default" shall mean any failure to make payment in full of the principal of (or premium, if any) or interest upon any of the Debenture, or upon the other indenture securities when and as such principal (or premium, if any) or interest becomes due and payable.

          (2) The term "other indenture securities" shall mean securities upon which the Company is an obligor (as de-fined in the Trust Indenture Act) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially simi-lar to the provisions of subsection (a) of this Section, and (C) under which a default exists at the time of the apportionment of the funds and property held in said spe-cial account.

          (3) The term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

          (4) The term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufac-ture, shipment, storage or sale of goods, wares or mer-chandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is re-ceived by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          (5) The term "Company" shall mean any obligor upon any of the Debentures.


                         ARTICLE EIGHT
                Concerning the Debentureholders

          SECTION 8.01. Whenever in this Indenture it is pro-vided that the holders of a majority or specified percentage in aggregate principal amount of the Debentures of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of tak-ing any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Debentures of that series in person or by agent or proxy appointed in writing.

          If the Company shall solicit from the Debenturehold-ers of any series any request, demand, authorization, direc-tion, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for such series for the determination of Debentureholders entitled to give such request, demand, autho-rization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Debentureholders of record at the close of business on the record date shall be deemed to be Debentureholders for the purposes of determining whether Debentureholders of the requisite proportion of out-standing Debentures of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Debentures of that series shall be computed as of the record date; provided that no such authorization, agree-ment or consent by such Debentureholders on the record date shall be deemed effective unless it shall become effective pur-suant to the provisions of this Indenture not later than six months after the record date.

          SECTION 8.02. Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Debenture-holder (such proof will not require notarization) or his agent or proxy and proof of the holding by any person of any of the Debentures shall be sufficient if made in the following manner:

          (a) The fact and date of the execution by any such person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

          (b) The ownership of Debentures shall be proved by the Debenture Register of such Debentures or by a certifi-cate of the Debenture Registrar thereof.

          (c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

          SECTION 8.03. Prior to the due presentment for reg-istration of transfer of any Debenture, the Company, the Trust-ee, any paying agent and any Debenture Registrar may deem and treat the person in whose name such Debenture shall be reg-istered upon the books of the Company as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Debenture Registrar) for the pur-pose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Debenture Regis-trar shall be affected by any notice to the contrary.


          SECTION 8.04.  At any time when any Debentures are
held by any holder other than Transamerica Delaware, in determining whether the holders of the requisite aggregate principal amount of Debentures of aparticular series have concurred in any direction, consent or waiver under this Indenture, Debentures of that series which are owned by the Company or any other obligor on the Debentures of that series or by any person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Debentures of that series shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures of such series which the Trustee actually knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as out-standing for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any deci-sion by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

          SECTION 8.05. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or per-centage in aggregate principal amount of the Debentures of a particular series specified in this Indenture in connection with such action, any holder of a Debenture of that series which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by fil-ing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as con-cerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Debentures of a particular series specified in this Indenture in connection with such action shall be conclu-sively binding upon the Company, the Trustee and the holders of all the Debentures of that series.


                         ARTICLE NINE
                    Supplemental Indentures

          SECTION 9.01. In addition to any supplemental inden-ture otherwise authorized by this Indenture, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Debentureholders, for one or more of the following pur-poses:

          (a) to evidence the succession of another corpora-tion to the Company, and the assumption by any such suc-cessor of the covenants of the Company contained herein or otherwise established with respect to the Debentures; or

          (b) to add to the covenants of the Company such fur-ther covenants, restrictions, conditions or provisions for the protection of the holders of the Debentures of all or any series as the Board of Directors and the Trustee shall consider to be for the protection of the holders of Deben-tures of all or any series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to such series permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such de-fault or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the Debentures of such series to waive such default; or

          (c) to cure any ambiguity or to correct or supple-ment any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions of this Indenture and shall not adversely affect the interests of the hold-ers of the Debentures of any series; or

          (d) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimina-tion shall become effective only when there is no Deben-ture outstanding of any series created prior to the execu-tion of such supplemental indenture which is entitled to the benefit of such provision.

          The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Any supplemental indenture authorized by the provi-sions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Deben-tures at the time outstanding, notwithstanding any of the pro-visions of Section 9.02.

          SECTION 9.02. With the consent (evidenced as pro-vided in Section 8.01) of the holders of not less than a major-ity in aggregate principal amount of the Debentures of each series affected by such supplemental indenture or indentures at the time outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provi-sions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Deben-tures of such series under this Indenture; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the princi-pal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid per-centage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected thereby.

          Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supple-mental indenture, and upon the filing with the Trustee of evi-dence of the consent of Debentureholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

          It shall not be necessary for the consent of the Debentureholders of any series affected thereby under this Sec-tion to approve the particular form of any proposed supplemen-tal indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provi-sions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Debentureholders of all series affected thereby as their names and addresses appear upon the Debenture Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.03. Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Sec-tion 10.01, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures of the se-ries affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifi-cations and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 9.04. Debentures of any series, affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provi-sions of this Article or of Section 10.01, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental in-denture. If the Company shall so determine, new Debentures of that series so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture con-tained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in ex-change for the Debentures of that series then outstanding.

          SECTION 9.05. The Trustee, subject to the provisions of Section 7.01, may receive an Opinion of Counsel as conclu-sive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.


                          ARTICLE TEN
                Consolidation, Merger and Sale

          SECTION 10.01. Nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposi-tion of the property of the Company or its successor or succes-sors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company or its successor or successors) authorized to acquire and oper-ate the same; provided, however, the Company hereby covenants and agrees that, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment of the principal of (premium, if any) and interest on all of the Debentures of all series in accordance with the terms of each series, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture with respect to each series or established with respect to such series pursuant to Section
2.01 to be kept or performed by the Company, shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) sat-isfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such property.

          SECTION 10.02. (a) In case of any such consolida-tion, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by sup-plemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Debentures of all series outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture or established with respect to each series of the Debentures pursuant to Section 2.01 to be performed by the Company with respect to each series, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company or any other predecessor obligor on the Debentures, any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor company, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the predecessor Company to the Trustee for authen-tication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the

Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

          (b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

          (c) Nothing contained in this Indenture or in any of the Debentures shall prevent the Company from merging into it-self or acquiring by purchase or otherwise all or any part of the property of any other corporation (whether or not affili-ated with the Company).

          SECTION 10.03. The Trustee, subject to the provi-sions of Section 7.01, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assump-tion, comply with the provisions of this Article.


                        ARTICLE ELEVEN
           Satisfaction and Discharge of Indenture;
                       Unclaimed Moneys

          SECTION 11.01.  If at any time:  (a) the Company
shall have delivered to the Trustee for cancellation all Deben-tures of a series theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) and Debentures for whose payment money or Governmental Obligations have theretofore been deposited in trust or segre-gated and held in trust by the Company (and thereupon repaid to the Company or discharged from such trust, as provided in Sec-tion 11.05); or (b) all such Debentures of a particular series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemp-tion within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in moneys or Governmental Obliga-tions or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Debentures of that series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums pay-able hereunder with respect to such series by the Company then this Indenture shall thereupon cease to be of further effect with respect to such series except for the provisions of Sec-tions 2.05, 2.07, 4.02 and 7.10, which shall survive until the date of maturity or redemption date, as the case may be, and Sections 7.06 and 11.05 which shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper in-struments acknowledging satisfaction of and discharging this Indenture with respect to such series.

          SECTION 11.02. If at any time all such Debentures of a particular series not heretofore delivered to the Trustee for cancellation or which have not become due and payable as de-scribed in Section 11.01 shall have been paid by the Company by depositing irrevocably with the Trustee as trust funds moneys or an amount of Governmental Obligations sufficient to pay at maturity or upon redemption all such Debentures of that series not theretofore delivered to the Trustee for cancellation, in-cluding principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemp-tion, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Com-pany with respect to such series, then after the date such mon-eys or Governmental Obligations, as the case may be, are depos-ited with the Trustee the obligations of the Company under this Indenture with respect to such series shall cease to be of fur-ther effect except for the provisions of Sections 2.05, 2.07, 4.02, 7.06, 7.10 and 11.05 hereof which shall survive until such Debentures shall mature and be paid. Thereafter, Sections
7.06 and 11.05 shall survive.

          SECTION 11.03. All moneys or Governmental Obliga-tions deposited with the Trustee pursuant to Sections 11.01 or
11.02 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular series of Debentures for the payment or redemp-tion of which such moneys or Governmental Obligations have been deposited with the Trustee.

          SECTION 11.04. In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Ob-ligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Gov-ernmental Obligations.

          SECTION 11.05. Any moneys or Governmental Obliga-tions deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of or premium or interest on the Debentures of a particular series that are not applied but remain unclaimed by the holders of such Debentures for at least two years after the date upon which the principal of (and premium, if any) or interest on such Debentures shall have respectively become due and payable, shall be repaid to the Company on May 31 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be re-leased from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Debentures entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof.


                        ARTICLE TWELVE
       Immunity of Incorporators, Stockholders, Officers
                         and Directors

          SECTION 12.01. No recourse under or upon any obliga-tion, covenant or agreement of this Indenture, or of any De-benture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or suc-cessor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the De-bentures or implied therefrom; and that any and all such per-sonal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stock-holder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this In-denture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debentures.


                       ARTICLE THIRTEEN
                   Miscellaneous Provisions


          SECTION 13.01.  All the covenants, stipulations,
promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 13.02. Any act or proceeding by any provi-sion of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corpo-ration that shall at the time be the lawful sole successor of the Company.

          SECTION 13.03. The Company by instrument in writing executed by authority of two-thirds of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

          SECTION 13.04. Except as otherwise expressly pro-vided herein any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: Transamerica Corporation, 600 Montgomery Street, San Francisco, California 94111, Attention: Secretary. Any notice, election, request or demand by the Company or any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

          SECTION 13.05.  This Indenture and each Debenture
shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

          SECTION 13.06. (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all condi-tions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Coun-sel stating that in the opinion of such counsel all such condi-tions precedent have been complied with, except that in the case of any such application or demand as to which the furnish-ing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          (b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compli-ance with a condition or covenant in this Indenture (other than the certificate provided pursuant to Section 5.03(d) of this Indenture) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condi-tion; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opin-ions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          SECTION 13.07. Except as provided pursuant to Sec-tion 2.01 pursuant to a Board Resolution, and as set forth in an Officers' Certificate, or established in one or more inden-tures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Debenture or the date of redemption of any Debenture shall not be a business day, then payment of interest or principal (and premium, if any) may be made on the next succeeding business day with the same force and effect as if made on the nominal date of maturity or re-demption, and no interest shall accrue for the period after such nominal date.

          SECTION 13.08.  If and to the extent that any provi-
sion of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust
Indenture Act, such imposed duties shall control.

          SECTION 13.09.  This Indenture may be executed in any
number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 13.10. In case any one or more of the provi-sions contained in this Indenture or in the Debentures of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Debentures, but this Indenture and such Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          SECTION 13.11. The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company; provided that, in the event of any such assign-ment, the Company will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respec-tive successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.


                       ARTICLE FOURTEEN
                  Subordination of Debentures

          SECTION 14.01. The Company covenants and agrees, and each holder of Debentures issued hereunder by his acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article Four-teen; and each holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

          The payment of the principal of, premium, if any, and interest on all Debentures issued hereunder shall, to the ex-tent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

          No provision of this Article Fourteen shall prevent the occurrence of any default or Event of Default hereunder.

          SECTION 14.02. In the event and during the continua-tion of any default in the payment of principal, premium, in-terest or any other payment due on any Senior Indebtedness or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the prin-cipal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Debentures.

          In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder when such payment is prohibited by the preceding paragraph of this
Section 14.02, such payment shall be held in trust for the ben-efit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such no-tice to the Trustee shall be paid to the holders of Senior In-debtedness.

          SECTION 14.03. Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal (and premium, if any) or interest on the Debentures; and upon any such dissolution or winding-up or liquidation or reorgani-zation any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debenture or the Trustee would be entitled, except for the provisions of this Article Fourteen, shall by paid by the Company or by any re-ceiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Inden-ture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribu-tion is made to the holders of Debentures or to the Trustee.

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the hold-ers of the Debentures before all Senior Indebtedness is paid in full, or provision is made for such payment in money in ac-cordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or de-livered to the holders of Senior Indebtedness or their repre-sentative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidenc-ing any Senior Indebtedness may have been issued, as their re-spective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness re-maining unpaid to the extent necessary to pay all Senior In-debtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          For purposes of this Article Fourteen, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Fourteen with respect to the Debentures to the payment of all Senior Indebtedness which may at the time be outstand-ing; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorgani-zation or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its prop-erty as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Ten hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 14.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Ten hereof. Nothing in
Section 14.02 or in this Section 14.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

          SECTION 14.04. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Deben-tures shall be subrogated to the rights of the holders of Se-nior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trust-ee would be entitled except for the provisions of this Article Fourteen, and no payment over pursuant to the provisions of this Article Fourteen, to or for the benefit of the holders of Senior Indebtedness by holders of the Debentures or the Trust-ee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Deben-tures, be deemed to be a payment by the Company to or on ac-count of the Senior Indebtedness. It is understood that the provisions of this Article Fourteen are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Se-nior Indebtedness on the other hand.

          Nothing contained in this Article Fourteen or else-where in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the De-bentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of (and premium, if any) and interest on the Deben-tures as and when the same shall become due and payable in ac-cordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and credi-tors of the Company other than the holders of the Senior In-debtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all rem-edies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Ar-ticle Fourteen of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Company referred to in this Article Fourteen, the Trustee, sub-ject to the provisions of Section 7.01, and the holders of the Debentures, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dis-solution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bank-ruptcy, liquidation trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purposes of ascertaining the persons entitled to participate in such distribution, the hold-ers of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts perti-nent thereto or to this Article Fourteen.

          SECTION 14.05. Each holder of a Debenture by acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fourteen and appoints the Trustee such holder's attorney-in-fact for any and all such purposes.

          SECTION 14.06. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Deben-tures pursuant to the provisions of this Article Fourteen. Notwithstanding the provisions of this Article Fourteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Fourteen, unless and until a Responsible Of-ficer of the Trustee shall have received written notice thereof at the Principal Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 14.06 at least two business days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or inter-est on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be af-fected by any notice to the contrary which may be received by it within two business days prior to such date.

          The Trustee, subject to the provisions of Section 7.01, shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to par-ticipate in any payment or distribution pursuant to this Ar-ticle Fourteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the ex-tent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Fourteen, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          SECTION 14.07. The Trustee in its individual capac-ity shall be entitled to all the rights set forth in this Arti-cle Fourteen in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fourteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 7.01, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of De-bentures, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Fourteen or otherwise.

          SECTION 14.08. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Com-pany or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or oth-erwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or no-tice to the Trustee or the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is out-standing; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other person.

          The First National Bank of Chicago, as Trustee, hereby accepts the trusts in this Indenture declared and pro-vided, upon the terms and conditions hereinabove set forth.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corpo-rate seals to be hereunto affixed and attested, all as of the day and year first above written.

                         TRANSAMERICA CORPORATION



                         By
                            ---------------------------
                            Executive Vice President
                            and Chief Financial Office

Attest:


By
   ----------------------
   Secretary



                         THE FIRST NATIONAL BANK OF CHICAGO
                              as Trustee

Attest:


                         By
                            ------------------------------

By
   ---------------------
   (Assistant Treasurer)

STATE OF CALIFORNIA    )
                        ss.:
COUNTY OF SAN FRANCISCO)


     On _____________ __, 1994 before me, ____________, Notary
Public, personally appeared ___________________ and

/ /  personally known to me - OR -

/ / proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     Witness my hand and official seal.



- -----------------------------
     Signature of Notary

CAPACITY CLAIMED BY SIGNER

/  /  INDIVIDUAL(S) _____________________

/  /  CORPORATE OFFICER(S)____________________

/  /  PARTNER(S)

/  /  ATTORNEY-IN-FACT

/  /  TRUSTEE(S)

/  /  GUARDIAN/CONSERVATOR

/  /  OTHER:


SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)



TRANSAMERICA CORPORATION

STATE OF NEW YORK   )
                     ss.:
COUNTY OF NEW YORK  )


     On _________________ __, 1994 before me, ____________,
Notary Public, personally appeared ___________________ and

/ /   personally known to me - OR -

/ / proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     Witness my hand and official seal.



- -----------------------------
     Signature of Notary

CAPACITY CLAIMED BY SIGNER

/ /  INDIVIDUAL(S) _____________________

/ /  CORPORATE OFFICER(S)     / / TRUST OFFICER

/ /  PARTNER(S)

/ /  ATTORNEY-IN-FACT

/ /  TRUSTEE(S)

/ /  GUARDIAN/CONSERVATOR

/ /  OTHER:


SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)



(TRUSTEE)